Exhibit 99.3

Unaudited Pro Forma Combined Financial Statements

as of December 31, 2012 and for the year ended December 31, 2012

The following unaudited pro forma combined balance sheet as of December 31, 2012 and the unaudited pro forma combined statement of income for the year ended December 31, 2012 are based on the historical financial statements of Starwood Property Trust, Inc. (“STWD” or the “Company”) and LNR Property LLC (“LNR”) after giving effect to STWD’s probable acquisition of approximately $850 million of LNR’s business. The remainder of the business will be acquired by an investment fund controlled by an affiliate of STWD’s external manager.  The transaction will be completed using the acquisition method of accounting and adjustments described in the accompanying notes to the unaudited pro forma combined financial statements have been made as if such acquisition had occurred as of December 31, 2012 for purposes of the unaudited pro forma combined balance sheet and as of January 1, 2012 for purposes of the unaudited pro forma combined income statement for the year ended December 31, 2012.

The transaction will be accounted for as a business combination using the acquisition method of accounting in accordance with Accounting Standards Codification No. 805 (“ASC 805”), Business Combinations. Under the acquisition method of accounting, the total estimated cash purchase price of $850 million, together with the estimated fair value of the liabilities assumed in the transaction, is allocated to the tangible and intangible assets acquired, based on their estimated fair values. In preparing the accompanying unaudited pro forma combined financial statements, management has generally allocated its aggregate purchase consideration based upon (i) the amounts reported in the LNR historical financial statements for any assets that are reported at fair value in accordance with LNR’s historical accounting policies, or (ii) management’s preliminary estimates of fair value.  The allocation of the estimated purchase price is preliminary pending finalization of management’s estimates and/or adjusting for any differences between LNR’s estimate of the fair value of certain assets and that of STWD. Final purchase accounting adjustments may differ materially from the pro forma adjustments presented herein.

The unaudited pro forma combined financial statements are based upon available information, preliminary estimates and certain assumptions that we believe are reasonable in the circumstances, as set forth in the notes to the unaudited pro forma financial statements. The unaudited pro forma combined financial statements do not take into account any synergies or cost savings that may be realized as a result of the acquisition.

The unaudited pro forma combined financial statements are presented for informational purposes only and are not necessarily indicative of the future financial position or results of operations of the combined company or the combined financial position or the results of operations that would have been realized had the acquisition transaction been consummated during the period or as of the dates for which the unaudited pro forma combined financial statements are presented.

Certain conforming reclassification adjustments have been made to the STWD and LNR historical financial statement presentations. The pro forma financial information should be read in conjunction with, and is qualified by reference to STWD’s historical consolidated financial statements and notes thereto, and those of LNR, which are included herein.

Starwood Property Trust, Inc.

Unaudited Pro Forma

Combined Balance Sheet

December 31, 2012

	Historical STWD 12/31/12	Historical LNR 12/31/12	LNR Pro Forma Adjustments		STWD Pro Forma Adjustments		STWD Pro Forma
Assets
Cash & cash equivalents	$177,671	$213,341	$(213,341	)(A)	$(70,535	)(A)	$107,136
Restricted cash	3,429	571	22,500	(B)	—		26,500
Loans held for investment	2,914,434	15,345	—		—		2,929,779
Loans held for sale at fair value	—	210,454	—		—		210,454
Loans transferred as secured borrowings	85,901	—	—		—		85,901
Mortgage-backed securities, at fair value	862,587	40,694			—		903,281
Land held for investment	—	91,251	(91,251	)(C)	—		—
Investment in unconsolidated entities	—	215,018	(143,018	)(D)	—		72,000
Other investments	221,983	—	—		—		221,983
Derivative assets	9,227	4,457	—		—		13,684
Intangible assets - servicing rights	—	143,412	20,025	(E)	—		163,437
Other intangible assets acquired	—	—	42,500	(F)	—		42,500
Goodwill	—	237,538	(64,560	)(G)	—		172,978
Accrued interest	24,120	933	—		—		25,053
Other assets	25,021	36,231	(8,979	)(H)	6,000	(J)	58,273
Variable interest entity assets, at fair value	—	91,058,155	—		—		91,058,155
Total Assets	$4,324,373	$92,267,400	$(436,124)		$(64,535)		$96,091,114

Liabilities
Accounts payable and accrued expenses	$8,890	$52,131	$(7,462	)(I)	$—		$53,559
Related party payable	1,803	—	—		—		1,803
Dividends payable	73,796	—	—		—		73,796
Derivative liabilities	27,770	244	—		—		28,014
Secured financing agreements	1,305,812	383,804	(213,341	)(A)	300,000	(J)
					(70,535	)(A)	1,705,740
Loan transfer secured borrowings	87,893	—	—		—		87,893
Other liabilities	21,204	32,421	(9,835	)(I)	—		43,790
Variable interest entity liabilities, at fair value	—	90,735,416	—		—		90,735,416
Total Liabilities	1,527,168	91,204,016	(230,638)		229,465		92,730,011

Equity
Preferred stock, $0.01 per share, 100,000,000 shares authorized, no shares issued and outstanding	—	—	—		—		—
Common stock, $0.01 per share, 500,000,000 shares authorized, and 136,125,356 issued and 135,499,506 outstanding as of December 31, 2012	1,361	—	—		213	(K)	1,574
Additional paid in capital	2,721,353	—	—		570,704	(K)	3,292,057
Treasury stock (625,850 shares as of December 31, 2012)	(10,642)	—	—		—		(10,642)
Accumulated other comprehensive income	79,675	—	—		—		79,675
Members’ equity	—	1,055,403	(1,055,403	)(L)	—		—
Accumulated deficit	(72,401)	—	—		(15,000	)(M)	(87,401)

Total STWD Stockholders’ Equity	2,719,346				555,917		3,275,263

Total Members’ Equity	—	1,055,403	(1,055,403)				—
Non-controlling interests in consolidated subsidiaries	77,859	7,981	—		—		85,840
Total Equity	2,797,205	1,063,384	(1,055,403)		555,917		3,361,103
Total Liabilities & Equity	$4,324,373	$92,267,400	$(1,286,041)		$785,382		$96,091,114

Starwood Property Trust, Inc.

Unaudited Pro Forma

Combined Income Statement

Year Ended December 31, 2012

Historical STWD	Historical LNR	LNR Pro Forma Adjustments	STWD Pro Forma Adjustments	STWD Pro Forma
Revenues:
Interest income from mortgage-backed securities	$55,419	$14,380	$—	$—	$69,799
Interest income from loans	251,561	6,779	—	—	258,340
Servicing fees	—	214,775	—	—	214,775
Management fees	—	20,808	(12,892	)(A)	—	7,916
Rental income & other fees	—	1,708	(634	)(A)	—	1,074
Total revenues	306,980	258,450	(13,526)	—	551,904
Costs and Expenses:
General and administrative	12,116	165,814	(10,940	)(A)	—	166,990
Management fees	56,906	—	—	40,404	(E)	97,310
Interest	47,125	21,463	(17,477	)(B)	23,956	(F)	75,067
Acquisition and investment pursuit costs	4,310	198	—	—	4,508
Cost of rental operations	—	583	(583	)(A)	—	—
Depreciation and amortization	—	5,202	6,691	(C)	—	11,893
Loan loss allowance	2,061	—	—	2,061
Total costs and expenses	122,518	193,260	(22,309)	64,360	357,829
Income before other income (expense) and income taxes	184,462	65,190	8,783	(64,360)	194,075
Income of consolidated VIEs, net	—	144,886	—	—	144,886
Equity in earnings and impairments of unconsolidated entities	—	42,623	(3,972	)(A)	—	38,651
Net gains on sales of investments	25,532	61,233	(1,052	)(A)	—	85,713
Net losses on derivative instruments	(14,157)	(9,826)	—	—	(23,983)
Unrealized loss in loans held for sale, at fair value	(5,760)	(2,502)	—	—	(8,262)
Other-than-temporary impairments on mortgage-backed securities	(4,402)	(123)	—	—	(4,525)
Unrealized gain (loss) in fair value of securities, at fair value	295	(7,155)	—	—	(6,860)
Increase (decrease) in fair value of servicing rights	—	(13,284)	—	—	(13,284)
Gain on transfer of investment in unconsolidated entity	—	97,875	(48,938	)(A)	—	48,937
Gain on acquisition of controlling interest	—	1,442	—	—	1,442
Foreign currency gains (losses)	15,120	(161)	—	—	14,959
Other income (expense), net	3,615	12,415	(6,546	)(A)	—	9,484
Income from continuing operations before income taxes	204,705	392,613	(51,725)	(64,360)	481,233
Income tax (provision) benefit	(1,023)	(5,173)	(79,715	)(D) (F)	(85,911)
Net income from continuing operations before non-controlling interests	203,682	387,440	(131,440)	(64,360)	395,322
Net (income) loss attributable to non-controlling interests	(2,487)	4,227	—	—	1,740
Income from continuing operations	$201,195	$391,667	$(131,440)	$(64,360)	$397,062
Diluted Earnings Per Share - As Previously Reported	$1.76
Diluted Earnings Per Share - Pro Forma	$2.93	(G)

Notes to Unaudited Pro Forma

Combined Financial Statements

1.           Description of Transaction

On January 23, 2013, Starwood Property Trust, Inc. (“STWD” or the “Company”) entered into an acquisition agreement with the owners of LNR Property LLC (“LNR”). Under the terms of the acquisition agreement, the Company will acquire the following LNR business segments for a total cash purchase price of $850 million. The remainder of the LNR businesses, totaling approximately $200 million, will be acquired by an investment fund controlled by an affiliate of STWD’s external manager, and are not reflected herein:

•                                        U.S. Special Servicer — A U.S. special servicer of commercial loans with over $133.6 billion in loans under management and real estate owned as of December 31, 2012;

•                                        U.S. Investment Securities Portfolio — a portfolio of whole loans, CMBS and collateralized debt obligation (“CDO”) investments;

•                                        Archetype Mortgage Capital (“AMC”) — a commercial real estate conduit loan origination platform;

•                                        Archetype Financial Institution Services — an acquirer, manager, and servicer of portfolios of small balance commercial loans;

•                                        LNR Europe — consists of Hatfield Philips, a wholly-owned subsidiary that is an independent primary and special servicer in Europe, and a non-controlling interest in LNR European Investment Fund, a European CRE debt fund; and

•                                        Auction.com (“ADC”) — 50 percent of LNR’s interest in a real estate exchange selling residential and commercial real estate via auction.

2.               Preliminary Estimate of Sources

STWD expects to fund the acquisition of LNR with cash. In addition to the purchase price of $850 million described above, STWD expects to incur transaction costs aggregating $21 million. A preliminary estimate of the sources for the purchase price and transaction costs is as follows (amounts in thousands, except shares and share price):

Issuance of 21,310,825 shares of common stock, at an assumed offering price of $26.79 (closing price on March 28, 2013 of $27.76, less an assumed 3.5% underwriting discount)	$570,917
Borrowings under committed bridge facility	300,000
Total Sources	$870,917

The table above assumes an equity issuance of $571 million to finance a portion of the purchase price. Alternatively, the additional financing sources may include a combination of new debt or equity securities and/or borrowings under existing credit facilities, asset sales, and cash on hand dependent on a number of factors, including the market conditions at closing, strategic alternatives, and STWD’s liquidity position and outlook.

3.               Fair value of assets acquired, liabilities assumed, and calculation of goodwill

In accordance with the guidelines for preparing pro forma financial statements, the total purchase price has been allocated in the accompanying unaudited pro forma combined financial statements based upon (i) the amounts reported in the LNR historical financial statements for any assets that are reported at fair value in accordance with LNR’s historical accounting policies, or (ii) management’s preliminary estimates of fair value.  The allocation to LNR’s tangible and intangible assets and liabilities under this methodology as if the transaction occurred as of December 31, 2012, is as follows (amounts in thousands):

Assets Acquired
Cash	$—
Mortgage loans held for investment	15,345
Mortgage loans held for sale	210,454
Mortgage-backed securities	40,694
Investment in unconsolidated entities	72,000
Special servicing rights	163,437
Net equity in variable interest entity assets (a)	322,739
Other intangible assets	42,500
Other assets, restricted cash, derivative assets, and accrued interest	55,713
Liabilities Assumed
Accounts payable and accrued expenses	(44,669)
Secured financing arrangements	(170,463)
Other liabilities	(22,830)
Non-controlling interests	(7,981)
Net assets acquired	$676,939

(a)  Represents the excess fair value of variable interest entity assets of $91,058,155 over variable interest entity liabilities of $90,735,416.

Goodwill represents the excess of the purchase price over the fair value of the underlying net tangible and identifiable intangible assets acquired and liabilities assumed. This determination of goodwill is preliminary, and is subject to change when the evaluation is complete. A preliminary determination of the goodwill is as follows (amounts in thousands):

Total purchase price	$849,917
Preliminary estimate of the fair value of the net assets acquired	(676,939)
Goodwill	$172,978

4.   Pro Forma Adjustments

The accompanying unaudited pro forma combined financial statements have been prepared as if the acquisition had occurred as of December 31, 2012 for balance sheet purposes and as of January 1, 2012 for income statement purposes and reflect the following pro forma adjustments (amounts in thousands, except share and per share amounts):

Pro Forma Unaudited Combined Balance Sheet as of December 31, 2012:

(A)       Reflects the required repayment of an LNR credit facility in connection with the transaction, which had an outstanding balance of $283,876 as of December 31, 2012.

(B)       Adjustment to add the estimated funds that are required to be transferred to a trust in connection with the transaction, with such funds being reserved for future distributions to certain LNR employees to the extent that they voluntarily continue their employment for a period of nine months subsequent to the transaction closing.

(C)       Adjustment to eliminate LNR’s investments in land and land development, which STWD is not acquiring.

(D)       Net adjustment to eliminate LNR’s investments in unconsolidated entities which STWD is not acquiring, and to reflect the fair value of LNR’s investments in unconsolidated entities that STWD is acquiring.  The aggregate estimated fair value of the investments being acquired is $72,000, which is principally comprised of 50% of LNR’s non-controlling equity investment in Auction.com.

(E)      Represents an adjustment to reflect the estimated fair value of the portion of special servicing rights that STWD is acquiring that were not reported at fair value in LNR’s December 31, 2012 balance sheet.

(F)         Adjustment reflects the estimated fair value of the various other intangible assets within the special servicing, securities, and AMC platforms, including marketing-related intangible assets such as customer lists and relationships, internally developed technology, and other contracts and arrangements.

(G)       Represents goodwill related to the transaction. See Note 3 to these unaudited pro forma combined financial statements.

(H)    Represents an adjustment to reflect the estimated fair value of other assets that STWD is acquiring.

(I)           Adjustments to eliminate the accounts payable and accrued liabilities, and other liabilities, respectively, related to the commercial property division of LNR that STWD is not assuming.

(J)           In connection with signing the LNR purchase and sale agreement, STWD entered into a loan commitment agreement with a third party lender to borrow $300,000 under a bridge loan facility that has a term of 270 days at a weighted average coupon of approximately 5.29% (assuming the bridge loan remains outstanding for the full term). In addition, the fees to obtain the facility are $6,000, which are reflected as an adjustment to other assets.

(K)      Represents the assumed issuance of 21,310,825 shares of STWD common stock, at an assumed offering price of $26.79 (a 3.5% discount from the closing price on March 28, 2013), as described in Note 2 to the unaudited pro forma combined financial statements.

(L)        Adjustment represents the elimination of LNR’s historical equity in combination.

(M)    Represents the estimated total third party costs, such as merger and acquisition fees to STWD’s advisor on the transaction, as well as legal, accounting, and other third party due diligence costs. All such costs are required to be expensed immediately in the income statement under ASC 805. As required by the pro forma financial statement guidelines, such amounts have not been reflected in the unaudited pro forma combined income statement for the year ended December 31, 2012 as they do not have a recurring impact on net income, but are reflected as an adjustment to Accumulated deficit in the December 31, 2012 unaudited pro forma combined balance sheet.

Pro Forma Unaudited Combined Income Statement for the Year Ended December 31, 2012:

(A)     Adjustment represents the elimination of revenues, expenses, and gains related to the commercial property division of LNR, which STWD is not acquiring.

(B)       Adjustment represents the elimination of interest expense related to borrowings under an LNR credit facility that is required to be repaid in connection with the transaction. See discussion of the debt repayment in Note (A) to the pro forma combined balance sheet.

(C)     Represents an adjustment to increase depreciation and amortization based upon the preliminary estimates of fair value of certain tangible and intangible assets, as disclosed in Note 3 to the unaudited combined pro forma financial statements.

(D)     STWD has previously elected to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. Accordingly, STWD is not subject to federal income tax as long as certain asset, income, dividend distribution and stock ownership tests are met. A REIT’s net income from prohibited transactions is subject to a 100% penalty tax.  STWD intends to conduct certain of the business activities that will be acquired from LNR in one or more taxable REIT subsidiaries (“a TRS”), primarily the loan servicing and loan conduit operations, as well as its investment in ADC.  Certain investments may be made and activities conducted in a TRS that (i) may otherwise be subject to the prohibited transactions tax and (ii) may not be favorably treated for purposes of complying with the various requirements for REIT qualification. The income, if any, within a TRS is subject to federal and state income taxes as a domestic C corporation.  This adjustment represents the estimated additional income tax expense that would have been incurred had STWD conducted such activities in TRS entities during the year ended December 31, 2012, based upon statutory rates.  This adjustment has been made for pro forma financial statement purposes only, and does not represent income tax obligations that will be assumed or paid by STWD in connection with the transaction, or income taxes that will be incurred in the future.

(E)      Represents an adjustment to add the incremental base management and incentive fees that would be incurred as a result of the assumed equity offering as described in Note 2 to the unaudited combined pro forma financial statements and Note (K) to the unaudited combined pro forma balance sheet, as well as LNR’s operating results for the year ended December 31, 2012.

The base management fee is calculated as follows:

Assumed proceeds from equity raise	$570,917
Annual base management fee rate	1.50%
Annual base management fee	$8,564

The incremental incentive fee adjustment of $31,840 represents the additional incentive fee that would have been incurred if the assumed equity issuance described in footnote (K) of the notes to the unaudited pro forma combined balance sheet had occurred on January 1, 2012, and the Core earnings of LNR, calculated using the amounts in LNR’s income statement for the year ended December 31, 2012 in accordance with the STWD definition, were both incorporated into STWD’s historical Core earnings computation in the fourth quarter of 2012.  Refer to note 9 of STWD’s 2012 consolidated financial statements for a description of the incentive fee terms.

(F)       As disclosed in Note (J) to the unaudited combined pro forma balance sheet, STWD has entered into a loan commitment agreement with a third party lender under which it can borrow up to $300 million under a bridge loan facility that would have a maximum term of 270 days, and would bear interest at a weighted average coupon of approximately 5.29% (assuming the bridge loan remains outstanding for the full term). In addition, the fees related to the facility are $6.0 million, which will be amortized over the term of the bridge facility, resulting in a cost of funds of approximately 8.65%. STWD expects that it will refinance the bridge loan with term loan financing or the issuance of debt securities. This interest expense adjustment assumes that $300 million of borrowings remain outstanding under the bridge facility for nine months, and then three months of interest are incurred under the indebtedness refinancing the bridge facility:

	First Nine Months	Last Three Months	Total
	$300,000	$300,000
Cost of funds	8.65%	6.00%
Interest expense	$19,456	$4,500	$23,956

(G)         Represents the pro forma combined earnings per share, including the impact of the common equity issuance that is assumed in Note 2 to the combined pro forma financial statements, calculated as follows (amounts in thousands except for share and per share amounts):

	As Reported	Pro Forma
Income from continuing operations attributable to Starwood Property Trust, Inc.	$201,195	$397,062
Income allocated to participating securities	(1,605)	(1,605)
Numerator for basic and diluted earnings per share	$199,590	$395,457
Weighted average shares used in diluted earnings per share	113,721,070	135,031,895
Diluted income per share	$1.76	$2.93